Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom llp One Manhattan West New York, NY 10001 ________ TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com June 23, 2026

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CopperTech Metals Inc.

80 Columbus Circle, #72B

New York, NY 10023

Re:	CopperTech Metals Inc.

Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special United States counsel to CopperTech Metals Inc., a Delaware corporation (the “Company”), in connection with the public offering by the Company of up to 27,058,823 shares of common stock, par value $0.01 per share (“Common Stock”), of the Company (including up to 3,529,411 shares of Common Stock subject to an over-allotment option) (the “Shares”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(a)     the registration statement on Form S-1 (File No. 333-296438) of the Company relating to the Shares filed on June 2, 2026 with the Securities and Exchange Commission (the “Commission”) under the Securities Act and Pre-Effective Amendment No. 1 thereto, including the information deemed to be a part of the registration statement pursuant to Rule 430A of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

(b)     the form of the Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into among the Company, Citigroup Global Markets Inc. and Cantor Fitzgerald & Co., as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Shares, filed as Exhibit 1.1 to the Registration Statement;

CopperTech Metals Inc.

June 23, 2026

(c)     an executed copy of a certificate of Pushpender, Chief Financial Officer, Treasurer and Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(d)     a copy of the Company’s Certificate of Amendment of Certificate of Incorporation, certified by the Secretary of State of the State of Delaware as of September 17, 2025, and certified pursuant to the Secretary’s Certificate as being in effect on the date of the resolutions dated June 2, 2026 referred to below;

(e)     a copy of the Company’s Amended and Restated Certificate of Incorporation, certified by the Secretary of State of the State of Delaware as of June 18, 2026, and certified pursuant to the Secretary’s Certificate as being in effect on the date of the resolutions dated June 18, 2026 referred to below and as of the date hereof;

(f)     the form of the Company’s Second Amended and Restated Certificate of Incorporation, to be in effect immediately prior to the consummation of the offering of the Shares, filed as Exhibit 3.2 to the Registration Statement (the “Restated Certificate of Incorporation”);

(g)     a copy of the Company’s Amended and Restated Bylaws, certified pursuant to the Secretary’s Certificate as being in effect on the date of the resolutions referred to below and as of the date hereof;

(h)     the form of the Company’s Second Amended and Restated Bylaws, to be in effect immediately prior to the consummation of the offering of the Shares, filed as Exhibit 3.4 to the Registration Statement (the “Restated Bylaws”);

(i)     copies of certain resolutions of the Board of Directors of the Company adopted on June 2, 2026 and June 18, 2026, certified pursuant to the Secretary’s Certificate;

(j)      a copy of certain resolutions of the Stockholders of the Company adopted on June 2, 2026 and June 18, 2026, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the Restated Certificate of Incorporation and the factual representations and warranties set forth in the Underwriting Agreement.

CopperTech Metals Inc.

June 23, 2026

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

As used herein, “Organizational Documents” means the Restated Certificate of Incorporation and the Restated Bylaws.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Restated Certificate of Incorporation has been filed with the Secretary of State of the State of Delaware and has become effective and the Board of Directors of the Company, including any appropriate committee appointed thereby, has taken all necessary corporate action to adopt the Restated Bylaws and to approve the issuance and sale of the Shares and related matters, including the price per share of the Shares; and (iv) the Shares are registered in the Company’s share registry and delivered upon payment of the consideration therefor determined by the Board of Directors, the Shares, when issued and sold in accordance with the provisions of the Underwriting Agreement, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per Share.

In addition, in rendering the foregoing opinion, we have assumed that:

(a)     the Company’s issuance of the Shares does not and will not (i) violate any statute to which the Company or such issuance is subject, or (ii) constitute a violation of, or a breach under, or require the consent or approval of any other person under, any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Organizational Documents or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement, although we have assumed compliance with any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company contained in such agreements or instruments);

(b)     the Company’s authorized capital stock will be as set forth in the Restated Certificate of Incorporation and we have not made any other inquiries or investigations.

This opinion letter shall be interpreted in accordance with customary practice of United States lawyers who regularly give opinions in transactions of this type.

CopperTech Metals Inc.

June 23, 2026

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

RJD